Exhibit 10.76

RESTRUCTURING AND

OFFSET AGREEMENT

                This RESTRUCTURING AND OFFSET AGREEMENT (the "Agreement") is entered into by and among AP Pharma, Inc. (formerly Advanced Polymer Systems, Inc.), a Delaware corporation ("AP"), Premier Consumer Products, Inc., a Delaware Corporation ("Premier") and Lee Pharmaceuticals, Inc., a California company ("Lee") as of this __ day of July 23, 2001.

R E C I T A L S

                A.            WHEREAS, AP, Premier and Lee entered into that certain Asset Purchase and Sale Agreement, dated as of June 29, 1999 (the "Purchase Agreement"), pursuant to which Lee purchased certain assets of Premier (the "Asset Sale"); and

                B.            WHEREAS, pursuant to the Purchase Agreement, payment due upon the closing of the Asset Sale was evidenced by promissory notes in an amount of $500,000 in favor of AP (the "AP Note") and $300,000 in favor of Premier (the "Premier Note"), each dated as of June 29, 1999, and with a specified maturity date of September 15, 2001 (collectively the "Old Notes"); and

                C.            WHEREAS, there remains an outstanding principal balance on the AP Note of $320,000 and an outstanding principal balance on the Premier Note of $192,000, the combined monthly payments of principal of which equals $32,000; and

                D.            WHEREAS, pursuant to that certain Letter Agreement, by and between AP and Premier, dated as of June 30, 1999 (the "Letter Agreement") Premier is entitled to offset, against minimum royalties payable to AP, any payments of principal under the Premier Note which are not paid by Lee; and

                E.             WHEREAS, no payments have been made by Lee under the Old Notes since May 25, 2000; and

                F.             WHEREAS, pursuant to that certain Modification Agreement, by and between AP and Premier, dated as of January 1, 1999 (the " Modification Agreement") Premier has an outstanding obligation which is due and payable to AP, in the amount of $174,312; and

                G.            WHEREAS, AP, Lee and Premier desire to restructure the obligations of Lee to AP and Premier by restructuring those payments due under the Old Notes and to offset the amount which is due and payable by Lee to Premier with the amount which is due and payable by Premier to AP, all upon the terms and conditions hereinafter set forth.

                NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be bound hereby agree as follows:

SECTION I

OFFSET OF OBLIGATIONS

                1.1           Offset of Obligations. AP hereby agrees that, as consideration for Premier's restructuring of the amount due and payable by Lee to Premier under the Premier Note, to be an amount payable to AP pursuant to Section 2.1, AP hereby agrees that the minimum royalties due and payable by Premier to AP through July 25, 2000, pursuant to the Modification Agreement, shall be deemed paid.

                1.2           Premier Release of Claims. Premier hereby agrees that, as consideration for the offsetting of obligations as described in Section 1.1 herein, Premier releases, discharges and relinquishes any and all claims and actions, both known and unknown, that now exist, that Premier may have against Lee under the Premier Note and all liabilities, damages, losses, costs and expenses related thereto (the "Premier Release").

                1.3           AP Release of Claims. AP hereby agrees that, as consideration for the offsetting of obligations as described in Section 1.1 herein, AP releases, discharges and relinquishes any and all claims and actions, both known and unknown, that now exist that AP may have against Premier under the Modification Agreement and all liabilities, damages, losses, costs and expenses related thereto (the "AP Release").

                1.4           New Claims. Notwithstanding anything herein to the contrary, neither the Premier Release nor the AP release shall apply to any claims, actions, liabilities, damage, losses, costs and expenses based on breaches of this Agreement that occur after the date hereof.

SECTION 2

RESTRUCTURING OF OBLIGATIONS

                2.1           Restructuring of Old Notes. Lee hereby agrees that, in consideration for the restructuring of the obligation as provided in Section 1.1 and for AP's agreement to extend the repayment of the obligation due by Lee under the Old Notes, the indebtedness represented by the Old Notes shall be amended and restated to be an amount payable by Lee to AP and represented by a secured promissory note in the principal amount of Five Hundred and Twelve Thousand dollars ($512,000) in substantially the form of Exhibit A hereto (the "New Note").

                2.2           Cancellation of Old Notes. Upon execution and delivery of this Agreement and the New Note by Lee, AP and Premier agree that the indebtedness previously represented by the Old Notes shall be replaced by the New Note and that they shall surrender the Old Notes to Lee.

SECTION 3

REPRESENTATIONS AND WARRANTIES

                3.1           Representations and Warranties of Lee. Lee hereby represents and warrants to AP and Premier that:

                All corporate action on the part of Lee, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement, has been taken.

                3.2           Representations and Warranties of Premier. Premier hereby represents and warrants to Lee and AP that:

                All corporate action on the part of Premier and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement, has been taken.

                3.3           Representations and Warranties of AP. AP hereby represents and warrants to Lee and Premier that:

                All corporate action on the part of the AP, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations under this Agreement, has been taken.

SECTION 4

MISCELLANEOUS

                4.1           Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any modification, discharge or termination is sought.

                4.2.          Notices. Any notice, demand or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to the address set forth for notice to the appropriate party in this Agreement.

                4.3           Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

                4.4           Entire Agreement; Successors and Assigns. This Agreement, including Exhibit A hereto, which is incorporated herein by reference, constitutes the entire agreement among and between the parties with respect to the specific subject matter hereof, superseding in their entirety all prior and contemporaneous agreements, discussions, understandings or correspondences between or among the parties regarding the specific subject matter hereof and there are no representations, covenants or other agreements except as stated or referred to herein.

                4.5           Assignability. This Agreement is not transferable or assignable except as may be provided herein.

                4.6           Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of California excluding those laws that direct the application of the laws of another jurisdiction.

                4.7           Severability. If any provision hereof is held to be invalid, illegal or unenforceable, such provision will be enforced to the maximum extent legally possible, and the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                4.8           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                4.9           Headings. The headings of the Sections hereof are for convenience and will not by themselves determine the interpretation of this Agreement.

                4.10.        Expenses. Each party to this Agreement shall bear its own costs and expenses related to the preparation of this Agreement.

                IN WITNESS WHEREOF, the parties have executed this Loan Restructuring and Offset Agreement as of the date and year first set forth above.

AP PHARMA, INC.

By:	/s/ Gordon Sangster
Name:	Gordon Sangster
Title:	Chief Financial Officer

PREMIER CONSUMER PRODUCTS, INC.

By:	/s/ John P. Boylen
Name:	John P. Boylen
Title:	Treasurer

LEE PHARMACEUTICALS, INC

By:	/s/ Ronald G. Lee
Name:	Ronald G. Lee
Title:	Chairman

EXHIBIT A

NEW NOTE